UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2017
NorthStar Realty Europe Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-37597 (Commission File Number)	32-0468861 (I.R.S. Employer Identification No.)

399 Park Avenue, 18th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

(212) 547-2600
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On April 6, 2017, NorthStar Realty Europe Corp. (“NRE”), as parent guarantor, amended and restated the senior secured revolving credit facility (as amended and restated, the “Credit Agreement”), originally dated as of May 10, 2016, with NorthStar Realty Europe Limited Partnership, as borrower (the “Borrower”), Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and bookrunner and Bank of America, N.A. (“Bank of America”) as administrative agent and a lender providing for a revolving loan facility (the “Loan Facility”) with total Lender commitments of $35 million and with an initial two year term. The Loan Facility as amended no longer contains a limitation on availability based on a borrowing base and the full amount of lender commitments may be drawn, subject to compliance with customary covenants. The proceeds of the Loan Facility may be used for general corporate and working capital purposes.
Eurocurrency Loans under the Loan Facility accrue interest at a rate per annum equal to LIBOR plus a margin of 2.75%, provided during the continuance of an Event of Default, the margin increases by 2.00%. The commitments under the Loan Facility terminate on April 6, 2019 subject to a one year extension at the Borrower’s option. The Credit Agreement includes an uncommitted accordion feature where facility amount may be increased up to an aggregate amount of $70 million after giving effect to such increase. The Credit Agreement also features a letter of credit facility where up to $15 million of the Loan Facility will be available for the issuance of standby letters of credit with Bank of America being the issuing bank. Additionally, the Credit Agreement allows the Borrower to borrower swing line loans provided by Bank of America of up to $15 million. All swing line loans will be Base Rate loans and bear interest accordingly. Loans and letters of credit under the Loan Facility will be available in U.S. Dollars, Euros, Pounds Sterling and Swiss Francs, provided that Swing Line loans will be made available only in U.S. Dollars.
The Borrower’s obligations under the Credit Agreement are guaranteed by NRE and certain subsidiaries of NRE pursuant to one or more subsidiary guaranty agreements and secured by pledges of equity and intercompany receivables from certain subsidiaries of NRE.
The Credit Agreement requires the Borrower to pay a fee on any unused commitments at a rate equal to 0.50% per annum if the facility usage is less than 50% or 0.35% per annum if the facility usage is 50% or more.
The Credit Agreement includes customary affirmative and negative covenants including among other things financial reporting obligations and limitations on the incurrence of recourse indebtedness, variable rate indebtedness, “restricted payments” as well as a financial covenants, including maximum consolidated leverage ratio, minimum fixed charge coverage ratio and minimum tangible net worth. The Credit Agreement also includes customary events of default including among other things failure to make payments when due, breach of covenants or representations, cross default to material indebtedness, material judgments, bankruptcy matters, loss of REIT status and change of control events. The occurrence of an event of default may result in termination of the commitments under the Loan Facility, acceleration of repayment obligations and exercise of remedies by the Lenders with respect to the guarantees and collateral security.
The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement which is filed as Exhibit 10.1 hereto and incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 above related to the Credit Agreement is incorporated by reference into this Item 2.03.

Cautionary Statement Regarding Forward-Looking Statements
Certain items in this Current Report on Form 8-K may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “may” and similar expressions. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NRE can give no assurance that its expectations will be attained. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the timing and amount of borrowings under the Credit Agreement; NRE’s ability to comply with the various affirmative and negative covenants, including the financial covenants, contained in the Credit Agreement; the NRE’s use of leverage; NRE’s liquidity; NRE’s future cash available for distribution. NRE does not guarantee that the assumptions underlying such forward-looking statements are free from errors. Additional factors that could cause actual results to differ materially from those in the forward-looking statements are specified in NRE’s Annual Report on Form 10-K for the year ended December 31, 2016, and its other filings with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this Current Report on Form 8-K. NRE expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are furnished as part of this report:

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of April 6, 2017, by and among NorthStar Realty Europe Limited Partnership, as borrower, NorthStar Realty Europe Corp., as guarantor, Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and bookrunner and Bank of America, N.A. as administrative agent and the other commercial bank lenders thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthStar Realty Europe Corp. (Registrant)

Date: April 6, 2017	By:	/s/ Trevor K. Ross
Trevor K. Ross General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1
Amended and Restated Credit Agreement, dated as of April 6, 2017, by and among NorthStar Realty Europe Limited Partnership, as borrower, NorthStar Realty Europe Corp., as guarantor, Merrill Lynch, Pierce, Fenner & Smith Incorporated as sole lead arranger and bookrunner and Bank of America, N.A. as administrative agent and the other commercial bank lenders thereto